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                                                                    Exhibit 99.1



                                REVOCABLE PROXY
                         LIBERTY FINANCIAL CORPORATION
                      SPECIAL MEETING, ____________, 1998
                     PROXY SOLICITED BY BOARD OF DIRECTORS


         The undersigned hereby appoints ________________, ________________ and
________________, and each of them, proxies with power of substitution to vote on behalf of the stockholders of Liberty Financial Corporation ("Liberty"), at a special meeting to be held on ____________, 1998 and any adjournment thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

         The shares represented by this Proxy will be voted as specified on the reverse hereof, but if no specification is made, this Proxy will be voted FOR the approval of the Acquisition Merger and the Merger Agreement (defined on the reverse side). The proxies may vote in their discretion as to other matters which may come before the meeting.


[X]      Please mark votes as in this example.

1.       Approval of the merger of Liberty into Commercial
         Federal Corporation ("Commercial") with Commercial as the surviving corporation (the "Acquisition Merger") and adoption of the Reorganization and Merger Agreement by and between Commercial and Liberty dated as of August 18, 1997 (the "Merger Agreement"), which sets forth the terms and conditions of the Acquisition Merger and also provides for the subsequent merger of Liberty's banking subsidiaries with and into Commercial Federal Bank, a Federal Savings Bank (the "Bank"), with the Bank as the surviving institution.

            FOR           AGAINST           ABSTAIN

            [_]             [_]               [_]



         Please date and sign as name is imprinted hereon, including designation as executor, etc., if applicable. A corporation must sign in its name by the president or other authorized officer(s).

2. Transaction of such other business as may properly come before the meeting and any adjournments thereof.

A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.


Signature                                Date
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Signature                                Date
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